Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Announces Changes to Executive Management Team

MARLTON, N.J., Jan. 28, 2015 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today the promotions of three individuals on the company’s executive management team, effective immediately.

Raouf S. Ghali, of Hill’s Athens, Greece office, has been promoted to Chief Operating Officer. In this position, he will have management responsibility for all of Hill’s business operations globally. Ghali has nearly 30 years of experience in program, project and construction management. Prior to this promotion, he served in a variety of positions at Hill, including President of Hill’s Project Management Group (International) from 2005 to 2015, Senior Vice President from 2001 to 2004, and Vice President from 1993 to 2001. Ghali earned his B.S. in business administration/economics and his M.S. in business organizational management from the University of LaVerne.

Thomas J. Spearing III, of Hill’s Marlton, New Jersey office, has been promoted to Regional President (Americas) with Hill’s Project Management Group. In this newly-created position, Spearing will be in charge of all of Hill’s project management operations in North America and South America. Spearing, who rejoined Hill in 2007, has more than 25 years of operational, strategic and business development experience in the construction industry. Prior to this promotion, he had been President of Hill’s Project Management Group (Americas) since 2009 where he managed Hill’s project management operations throughout the U.S. and Canada. Spearing earned his B.B.A. in computer and information science from Temple University, his B.S. in construction management and his B.S. in civil engineering from Spring Garden College and his M.S. in management from Rosemont College.

Mohammed Al Rais, of Hill’s Dubai, United Arab Emirates office, has been promoted to Regional President (Middle East) with Hill’s Project Management Group. In this newly-created position, he will continue to be in charge of all of Hill’s project management operations throughout the Middle East. Al Rais, who joined Hill in 2006, has more than 35 years of program, project and construction management experience. Prior to this promotion, he had been Senior Vice President and Managing Director since 2010. Al Rais earned his B.Sc. in city and regional planning from the University of Engineering and Technology inPakistan and his M.Sc. in project management from the University of Reading in the United Kingdom.

“Raouf, Tom and Mohammed have made major contributions to Hill’s growth and success and I congratulate them on both their past achievements and their current promotions,” said David L. Richter, Hill’s President and Chief Executive Officer.

Hill International, with 4,600 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets. Engineering News-Record magazine recently ranked Hill as the ninth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(856) 810-6210

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

### #### ###